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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               SEPTEMBER 11, 1998
                               ------------------
                Date of Report (Date of earliest event reported)

                           WESCO INTERNATIONAL, INC.
                           -------------------------
             (Exact name of registrant as specified in it charter)

                                    DELAWARE
                         ------------------------------
                        (State or other jurisdiction of
                         incorporation or organization)

              333-43225                                 25-1723345
      -------------------------                     -------------------
      (Commisssion File Number)                        (IRS Employer
                                                    Identification No.)


            COMMERCE COURT
    FOUR STATION SQUARE, SUITE 700
    PITTSBURGH, PENNSYLVANIA 15219                    (412) 454-2254
----------------------------------------       -------------------------------
(Address of principal executive offices)       (Registrant's telephone number,
                                                     including area code)


                                          N/A
                       ------------------------------------------
                       (Former name or former address, if changed
                                   since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


On September 11, 1998, WESCO International, Inc., through WESCO Distribution, Inc., a wholly owned subsidiary (collectively, the "Company"), purchased substantially all of the assets and assumed substantially all of the liabilities and obligations relating to the operations of the business of the Bruckner Supply Company, Inc. ("Bruckner"), a privately owned company headquartered in Port Washington, New York. Bruckner is a provider of integrated supply procurement services and outsourcing activities for large industrial companies. Bruckner had annual net sales of approximately $222 million and $145 million in 1997 and 1996, respectively. Bruckner will be operated as a division of the Company. Robert Rosenbaum, President and Chief Executive Officer of Bruckner will serve as President of the Bruckner Division and a Vice President of the Company.

The purchase price at closing was $99.1 million, consisting of (i) $72.5 million in cash, funded from $60.5 million of operating funds and $12.0 million of borrowings under the Company's existing credit agreement; and (ii) a noninterest-bearing convertible note due March 31, 2000 and valued at $26.6 million (for financial reporting purposes). The note is automatically convertible into common stock of the Company in the event of a public offering of common stock ("Public Offering") of the Company prior to March 31, 2000. The asset purchase agreement, which contains customary representations, warranties and indemnities, also provides for certain possible working capital and other post-closing adjustments. The Company has also agreed to pay additional contingent consideration based on a multiple of annual earnings before interest, taxes, depreciation and amortization achieved by the Bruckner Division with respect to calendar year 1998 and future years through 2004. Bruckner may elect to receive up to 50% of any additional contingent consideration in the form of common stock of the Company following a Public Offering by the Company. Some or all of the additional contingent consideration is subject to earlier payment in the event of a "change of control" of the Company other than as a result of a Public Offering. Complete terms of the transaction are included in Exhibit 2.01 filed herewith.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired(1)

     (b) Pro forma financial information(1)

     (c) Exhibits

         2.01 Asset Purchase Agreement among Bruckner Supply Company, Inc. and WESCO Distribution, Inc. dated September 11, 1998, filed herewith.


(1) The financial statements of the business acquired and pro forma financial information required by Item 7(a) and Item 7(b) are not included herein and such information will be filed via an amendment to this Form 8-K.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 WESCO International, Inc.
                                                   (Registrant)


            Date: September 24, 1998         By: /s/ David F. McAnally
                                                ----------------------------
                                                     David F. McAnally
                                                     Executive Vice President
                                                       Treasurer

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                                 Exhibit Index
                                 -------------


2.01 Asset Purchase Agreement among Bruckner Supply Company, Inc. and WESCO Distribution, Inc. dated September 11, 1998, filed herewith. Omitted schedules and exhibits will be provided supplementally to the Commission upon request.